10.26 Corn Kernels Purchase Agreement, dated May 11, 2011, between Shandong
Xiangrui and Shanghai Yihai Commerce & Trade Co., Ltd.
Execution Date: May 11, 2011
Party A: Shanghai Yihai Commerce & Trade Co., Ltd.
Party B: Shandong Xiangrui Pharmacy Co., Ltd.
1. the type, class, weight, price and delivery of the grain

	Weight	Price for
Type	(ton)	each ton	Total Price
Corn	20077	2200	RMB 44,169,400
2. Standard of quality
The content of water shall be less than 16%, and impurities shall be less than 1%.
3. Delivery
The deliver date shall be May 11, 2011 to May 12, 2011; the site shall be Hezhe, Shandong.
4. Packing and transportation
The purchaser shall deliver the corn by itself.
5. Payment
The purchaser shall make the payment at the date of execution of the Agreement.
6. Breach of contract
If the purchaser breaches the Agreement, the purchaser shall pay 20% of the value as damages.
7. Miscellaneous
The Agreement shall take effect since both parties execute this Agreement.
8. Dispute resolution
Both parties shall resolve the dispute friendly, or the court of the execution of the execution of the Agreement shall have jurisdiction over the dispute.
Execution:

Supplier: Tai’an Branch of China Grain Reserves Corporation.
Purchaser: Shandong Xiangrui Pharmacy Co., Ltd.